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                                                                     EXHIBIT 4.2


                      (FACE OF EXCHANGE JUNIOR SUBORDINATED
                         DEFERRABLE INTEREST DEBENTURES)



         THE SECURITIES WILL BE ISSUED AND MAY BE TRANSFERRED ONLY IN BLOCKS HAVING AN AGGREGATE PRINCIPAL AMOUNT OF NOT LESS THAN $100,000 (100 SECURITIES). ANY SUCH TRANSFER OF SECURITIES IN A BLOCK HAVING AN AGGREGATE PRINCIPAL AMOUNT OF LESS THAN $100,000 SHALL BE DEEMED TO BE VOID AND OF NO LEGAL EFFECT WHATSOEVER. ANY SUCH TRANSFEREE SHALL BE DEEMED NOT TO BE THE HOLDER OF SUCH SECURITIES FOR ANY PURPOSE, INCLUDING BUT NOT LIMITED TO THE RECEIPT OF PRINCIPAL, PREMIUM (IF ANY) OR INTEREST OF SUCH SECURITIES, AND SUCH TRANSFEREE SHALL BE DEEMED TO HAVE NO INTEREST WHATSOEVER IN SUCH SECURITIES.

         THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY.


No. 1                             $40,000,000                          CUSIP NO.

                  PROVIDENT BANKSHARES CORPORATION, a Maryland corporation (hereinafter called the "Company", which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to PROVIDENT TRUST I, or registered assigns, the principal sum of Forty Million Dollars ($40,000,000) on April 15, 2028, or such other principal amount represented hereby as may be set forth in the records of the Securities Registrar hereinafter referred to in accordance with the Indenture. The Company further promises to pay interest on said principal from April 17, 1998, or from the most recent Interest Payment Date to which interest has been paid or duly provided for with respect to this security, or the 8.29% Junior Subordinated Deferrable Interest Debenture which was exchanged for this security, semi-annually (subject to deferral as set forth herein) in arrears on April 15 and October 15 of each year, commencing on October 15, 1998 at the rate of 8.29% per annum, together with Additional Sums, if any, as provided in
Section 10.6 of the Indenture, until the principal hereof is paid or duly provided for or made available for payment; provided that any overdue principal, premium or Additional Sums and any overdue installment of interest shall bear Additional Interest at the rate of 8.29% per annum (to the extent that the payment of such interest shall be legally enforceable), compounded semiannually, from the dates such amounts are due until they are paid or made available for payment, and such interest shall be payable on demand. The amount of interest payable for any period less than a full interest period shall be computed on the basis of a 360-day year of twelve 30-day months and the actual days elapsed in a partial month in such period. The amount of interest payable for any full interest period shall be computed by dividing the applicable rate per annum by two. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Security (or one or more Predecessor

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Securities) is registered at the close of business on the Regular Record Date for such interest installment, which shall be April 1 or October 1 (whether or not a Business Day). Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee (notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date) or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

                  So long as no Event of Default has occurred and is continuing, the Company shall have the right, at any time during the term of this Security, from time to time to defer the payment of interest on this Security for up to 10 consecutive semi-annual interest payment periods with respect to each deferral period (each an "Extension Period"), during which Extension Periods the Company shall have the right to make partial payments of interest on any Interest Payment Date, and at the end of which the Company shall pay all interest then accrued and unpaid including Additional Interest, as provided below; provided, however; that no Extension Period shall extend beyond the Stated Maturity of the principal of this Security as then in effect, and no such Extension Period may end on a date other than an Interest Payment Date; and provided, further; however, that, during any such Extension Period the Company shall not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Company's capital stock, or (ii) make any payment of principal of or interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Company that rank pari passu in all respects with or junior in interest to this Security (other than (a) repurchases, redemptions or other acquisitions of shares of capital stock of the Company in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors or consultants, in connection with a dividend reinvestment or shareholder stock purchase plan or in connection with the issuance of capital stock of the Company (or securities convertible into or exercisable for such capital stock) as consideration in an acquisition transaction entered into prior to the applicable Extension Period, (b) as a result of an exchange or conversion of any class or series of the Company's capital stock (or any capital stock of a Subsidiary of the Company) for any class or series of the Company's capital stock or of any class or series of the Company's indebtedness for any class or series of the Company's capital stock, (c) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged,
(d) any declaration of a dividend in connection with any Rights Plan, or the issuance of rights, stock or other property under any Rights Plan, or the redemption or repurchase of rights pursuant thereto, or (e) any dividend in the form of stock, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks pari passu with or junior to such stock). Prior to the termination of any such Extension Period, the Company may further defer the payment of interest, provided that no Extension Period shall exceed 10 consecutive semi-annual interest payment periods, extend beyond the Stated Maturity of

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the principal of this Security or end on a date other than an Interest Payment
Date. Upon the termination of any such Extension Period and upon the payment of all accrued and unpaid interest and any Additional Interest then due on any Interest Payment Date, the Company may elect to begin a new Extension Period, subject to the above conditions. No interest shall be due and payable during an Extension Period, except at the end thereof, but each installment of interest that would otherwise have been due and payable during such Extension Period shall bear Additional Interest (to the extent that the payment of such interest shall be legally enforceable) at the rate of 8.29% per annum, compounded semiannually and calculated as set forth in the first paragraph of this Security, from the date on which such amounts would otherwise have been due and payable until paid or made available for payment. The Company shall give the Holder of this Security and the Trustee notice of its election to begin any Extension Period at least one Business Day prior to the next succeeding Interest Payment Date on which interest on this Security would be payable but for such deferral or, so long as such securities are held by Provident Trust I (the "Issuer Trust"), at least one Business Day prior to the earlier of (i) the next succeeding date on which Distributions on the Capital Securities of such Issuer Trust would be payable but for such deferral, and (ii) the date on which the Property Trustee of such Issuer Trust is required to give notice to holders of such Capital Securities of the record date or the date such Distributions are payable, but in any event not less than one Business Day prior to such record date.

                  Payment of the principal of (and premium, if any) and interest on this Security will be made at the office or agency of the Company maintained for that purpose in the United States, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however; that, at the option of the Company, payment of interest may be made (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Securities Register, or
(ii) if to a Holder of $1,000,000 or more in aggregate principal amount of this Security, by wire transfer in immediately available funds upon written request to the Trustee not later than 15 calendar days prior to the date on which the interest is payable.

                  The indebtedness evidenced by this Security is, to the extent provided in the Indenture, subordinate and subject in right of payment to the prior payment in full of all Senior Indebtedness, and this Security is issued subject to the provisions of the Indenture with respect thereto. Each Holder of this Security, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his or her behalf to take such actions as may be necessary or appropriate to effectuate the subordination so provided, and (c) appoints the Trustee his or her attorney-in-fact for any and all such purposes. Each Holder hereof, by his or her acceptance hereof, waives all notice of the acceptance of the subordination provisions contained herein and in the Indenture by each holder of Senior Indebtedness, whether now outstanding or hereafter incurred and waives reliance by each such holder upon said provisions.

                  Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

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                  Unless the certificate of authentication hereon has been
executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

                  IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

                                       PROVIDENT BANKSHARES CORPORATION

[SEAL]
                                       By:   ______________________________
                                             Name:  James R. Wallis
                                             Title: Executive Vice President and
                                                    Chief Financial Officer
Attest:

_________________________________
Secretary or Assistant Secretary

                  This is one of the Securities of the 8.29% Junior Subordinated Deferrable Interest Debentures series designated therein referred to in the within-mentioned Indenture.

Dated: ________, 1998                  BANKERS TRUST COMPANY,
                                       as Trustee


                                       By:   _________________________
                                             Authorized Signatory

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                    (Reverse of Exchange Junior Subordinated
                         Deferrable Interest Debenture)


                  This Security is one of a duly authorized issue of securities of the Company (herein called the "Securities"), issued and to be issued in one or more series under the Junior Subordinated Indenture, dated as of April 17, 1998 (herein called the "Indenture"), between the Company and Bankers Trust Company, as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee, the holders of Senior Indebtedness and the Holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the 8.29% Exchange Junior Subordinated Deferrable Interest Debentures (the "Exchange Junior Subordinated Debentures") series designated herein, limited in aggregate principal amount to $40,000,000.

                  All terms used in this Security that are defined in the Indenture, in the Amended and Restated Trust Agreement, dated as of April 17, 1998, (as modified, amended or supplemented from time to time, the "Trust Agreement"), relating to Provident Trust I (the "Issuer Trust") among the Company, as Depositor, the Trustees named therein, the Administrators named therein and the Holders from time to time of the Trust Securities issued pursuant thereto, or in the Registration Rights Agreement, dated as of April 17, 1998 (the "Registration Rights Agreement"), among the Company, Provident Trust I and Keefe, Bruyette & Woods, Inc., shall have the meanings assigned to them in the Indenture, the Trust Agreement, or the Registration Rights Agreement, as the case may be.

                  The Company has the right to redeem this Security (i) on or after April 15, 2008, in whole at any time or in part from time to time, or (ii) in whole (but not in part), at any time within 90 days following the occurrence and during the continuation of a Tax Event, Investment Company Event, or Capital Treatment Event, in each case at the Redemption Price described below, and subject to possible regulatory approval.

                  In the case of a redemption on or after April 15, 2008, the Redemption Price shall equal the following prices, expressed in percentages of the principal amount hereof, together with accrued interest to but excluding the date fixed for redemption, if redeemed during the 12-month period beginning April 15:

                Year                          Redemption Price

                2008                                104.1450%
                2009                                103.7305%
                2010                                103.3160%
                2011                                102.9015%


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                2012                                102.4870%
                2013                                102.0725%
                2014                                101.6580%
                2015                                101.2435%
                2016                                100.8290%
                2017                                100.4145%

and 100% on or after April 15, 2018.

                  In the case of a redemption on or after April 15, 2008 following a Tax Event, Investment Company Event or Capital Treatment Event, the Redemption Price shall equal the Redemption Price then applicable to a redemption under the preceding paragraph.

                  In the case of a redemption prior to April 15, 2008 following a Tax Event, Investment Company Event or Capital Treatment Event in respect of the Issuer Trust, the Redemption Price shall equal the Make-Whole Amount for a corresponding $1,000 principal amount hereof, together with accrued interest to but excluding the date fixed for redemption, which Make-Whole Amount will be equal to the greater of (i) 100% of the principal amount hereof, and (ii) as determined by a Quotation Agent (as defined in the Trust Agreement), the sum of the present values of the principal amount hereof and premium, if any, payable as part of the Redemption Price with respect to an optional redemption hereof on April 15, 2008, together with the present values of scheduled payments of interest from the Redemption Date to April 15, 2008, in each case discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of 30-day months) at the Adjusted Treasury Rate (as defined in the Trust Agreement).

                  In the event of redemption of this Security in part only, a new Security or Securities of this series for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

                  The Indenture permits, with certain exceptions as therein provided, the Company and the Trustee at any time to enter into a supplemental indenture or indentures for the purpose of modifying in any manner the rights and obligations of the Company and of the Holders of the Securities, with the consent of the Holders of not less than a majority in principal amount of the Outstanding Securities of each series to be affected by such supplemental indenture. The Indenture also contains provisions permitting Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

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                  As provided in and subject to the provisions of the Indenture, if an Event of Default with respect to the Securities of this series at the time Outstanding occurs and is continuing, then and in every such case the Trustee or the Holders of not less than 25% in aggregate principal amount of the Outstanding Securities of this series may declare the principal amount of all the Securities of this series to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), provided that, if upon an Event of Default, the Trustee or such Holders fail to declare the principal of all the Outstanding Securities of this series to be immediately due and payable, the Holders of at least 25% in aggregate Liquidation Amount of the Capital Securities then outstanding shall have the right to make such declaration by a notice in writing to the Company and the Trustee; and upon any such declaration the principal amount of and the accrued interest (including any Additional Interest) on all the Securities of this series shall become immediately due and payable, provided that the payment of principal and interest (including any Additional Interest) on such Securities shall remain subordinated to the extent provided in Article XIII of the Indenture.

                  No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest (including Additional Interest) on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

                  As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Securities Register, upon surrender of this Security for registration of transfer at the office or agency of the Company maintained under Section 10.2 of the Indenture for such purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Securities Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Securities of this series, of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

                  The Securities of this series are issuable, only in registered form without coupons in denominations of $100,000 and any integral multiple of $1,000 in excess thereof. Securities or portions thereof may be transferred or exchanged only in principal amounts of not less than $100,000. Any transfer, exchange or other disposition of Securities in contravention of Section 3.6(b)(v) of the Indenture shall be deemed to be void and of no legal effect whatsoever, any such transferee shall be deemed not to be the Holder or owner of any beneficial interest in such Securities for any purpose, including but not limited to the receipt of interest payable on such Securities, and such transferee shall be deemed to have no interest whatsoever in such Securities. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

                  No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.



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                  Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

                  The Company and, by its acceptance of this Security or a beneficial interest therein, the Holder of and any Person that acquires a beneficial interest in, this Security agrees that for United States Federal, state and local tax purposes it is intended that this Security constitute indebtedness.

                  THIS SECURITY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

                  THIS SECURITY IS A DIRECT AND UNSECURED OBLIGATION OF THE COMPANY, DOES NOT EVIDENCE DEPOSITS AND IS NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER INSURER OR GOVERNMENT AGENCY.




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